UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A ____________________________________
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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TOWNSQUARE MEDIA, INC. ____________________________________________________________________
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April 15, 2019

To the Stockholders of Townsquare Media, Inc.:
I am pleased to invite you to attend the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Townsquare Media, Inc. (the "Company"), which will be held at the Company’s corporate offices, located at 240 Greenwich Avenue, Greenwich, Connecticut 06830, on May 29, 2019 at 9:00 a.m., Eastern Daylight Time. You will be able to attend and submit your questions during the Annual Meeting.
Information about the Annual Meeting, the nominees for election as directors and the other proposals to be voted on by stockholders is presented in the following notice of Annual Meeting and proxy statement.
Whether or not you plan to attend the Annual Meeting, please promptly vote your shares in advance of the Annual Meeting using the methods described in the accompanying proxy statement. It is important that your shares be represented. We look forward to speaking with you at the Annual Meeting on May 29, 2019.

Sincerely,

Steven Price
Executive Chairman of the Board of Directors

TOWNSQUARE MEDIA, INC.
240 Greenwich Avenue
Greenwich, Connecticut 06830
(203) 861-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 29, 2019
9:00 a.m., Eastern Daylight Time
The 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Townsquare Media, Inc. (the "Company") will be held at the Company’s corporate offices, located at 240 Greenwich Avenue, Greenwich, Connecticut 06830, on May 29, 2019 at 9:00 a.m., Eastern Daylight Time, for the following purposes:
Items of Business
(a)    To elect three Class II directors named in the accompanying proxy statement to our Board of Directors, each director to hold office until the 2022 annual meeting of stockholders or until such director's successor is duly elected and qualified.
(b)    To consider a stockholder proposal requesting that the Company initiate the appropriate process to adopt a majority voting standard in uncontested director elections, if properly presented at the Annual Meeting.
(c)    To ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for 2019.
(d)    To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.
Record Date
Stockholders of record at the close of business on April 5, 2019 are entitled to receive notice of, to vote at and attend the Annual Meeting and any adjournment or postponement thereof.

Sincerely,

Steven Price
Executive Chairman of the Board of Directors

Greenwich, CT
April 15, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2019:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting and
Proxy Statement are available free of charge at https://www.proxyvote.com

TABLE OF CONTENTS

GENERAL INFORMATION	1
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	7
Class II Director Nominees for Election to the Board	7
Directors Continuing in Office	8
Corporate Governance	9
Executive Officers	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
EXECUTIVE COMPENSATION	20
AUDIT COMMITTEE REPORT	28
PROPOSALS	29
Overview of Proposals	29
Proposal One - Election of Class II Directors	29
Proposal Two - Stockholder Proposal Requesting That The Company Initiate the Appropriate Process to Adopt a Majority Voting Standard in Uncontested Director Elections	30
Proposal Three - Ratification of Appointment of Independent Registered Public Accounting Firm for 2019	31
Other Audit Committee Matters	32
Other Matters	32

TOWNSQUARE MEDIA, INC.
240 Greenwich Avenue
Greenwich, Connecticut 06830
(203) 861-0900

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2019

GENERAL INFORMATION
Why am I receiving these materials?
Townsquare Media, Inc. (“Townsquare” or the “Company”) has made these materials available to you on the internet or, upon your request, has delivered these materials by email or mail, in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the Company's 2019 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Company’s corporate offices, located at 240 Greenwich Avenue, Greenwich, Connecticut 06830, on May 29, 2019 at 9:00 a.m., Eastern Daylight Time, and at any postponement(s) or adjournment(s) thereof.
On or about April 15, 2019, the Company intends to mail to its stockholders of record a notice regarding the internet availability of proxy materials (the "Notice") containing instructions on how to access this proxy statement for the Annual Meeting (this "Proxy Statement") and the Company's 2018 annual report, (the "Annual Report"), which consists of the Company's annual report on Form 10-K for 2018 and a letter to stockholders, through the internet and how to vote through the internet. Beneficial owners will receive a similar voting instruction form from their broker, bank, or other nominee. Please do not mail in the Notice, as it is not intended to serve as a voting instrument.
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the internet as the primary means of furnishing proxy materials to stockholders to expedite your receipt of such materials. Accordingly, the Company is sending the Notice to the Company’s stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed or email set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed or email copy can be found in the Notice, both for the Annual Meeting and on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of its annual meeting and the cost to the Company associated with the physical printing and mailing of materials. Notwithstanding anything to the contrary, the Company may send certain stockholders of record a full set of proxy materials by paper delivery or email instead of the Notice or in addition to sending the Notice.
What matters will be voted on at the Annual Meeting?

The Company is aware of three matters proposed to be voted on by stockholders of record at the Annual Meeting:

1.	The election to the Board of Class II director nominees, Steven Price, Gary Ginsberg and David Quick (“Proposal One”);

2.
A stockholder proposal requesting that the Company initiate the appropriate process to adopt a majority voting standard in uncontested director elections, if properly presented at the Annual Meeting (“Proposal Two”); and

3.	Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2019 (“Proposal Three”).

Other than such proposals, the Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy card to vote the shares represented thereby on such other matters in accordance with the Board's recommendation or, if no recommendation is made, their discretion.
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:

•	“FOR” the reelection to the Board of each of the Class II director nominees, Steven Price, Gary Ginsberg and David Quick, set forth in Proposal One;

•	“AGAINST” Proposal Two, a stockholder proposal requesting that the Company initiate the appropriate process to adopt a majority voting standard in uncontested director elections; and

•	“FOR” Proposal Three, the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2019.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to use the internet to:

•	View the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send proxy materials to you by email for the Annual Meeting and on an ongoing basis.

The Company’s proxy materials are also available at www.townsquaremedia.com/equity-investors/sec-filings. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.
Choosing to receive future proxy materials by email will reduce the impact of the Company’s annual meetings on the environment and will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who may vote at the Annual Meeting?
Holders of record of the Company’s Class A common stock and Class B common stock at the close of business on April 5, 2019 (the “Record Date”) are entitled to receive notice of, to attend and to vote at the Annual Meeting as set forth below. As of the Record Date, there were 14,313,844 shares of Class A common stock outstanding and 3,011,634 shares of Class B common stock outstanding.
Each share of Class A common stock entitles the holder thereof to one (1) vote for each proposal properly submitted for vote at the Annual Meeting. Each share of Class B common stock entitles the holder thereof to ten (10) votes for each proposal properly submitted for vote at the Annual Meeting. Holders of shares of the Company’s Class C common stock are not entitled to any voting rights with respect to such shares of Class C common stock at the Annual Meeting. The holders of Class A common stock and Class B common stock vote together on each proposal as a single class.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
If, as of the Record Date, your shares were registered directly in your name with Townsquare’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, the proxy materials are being sent to you directly by or on behalf of the Company and, without further action you may attend the Annual Meeting, and you may cast your vote at the Annual Meeting or vote by proxy (via the Internet, by telephone or by mail). Whether or not you plan to attend the Annual Meeting, the Company urges you to vote in advance of the Annual Meeting to ensure your vote is counted.

If, as of the Record Date, your shares were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of attending and voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at or attend the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
If I am a stockholder of record, how do I vote?
If you are a stockholder of record, you may vote:

•	Via the Internet. You may vote by proxy via the internet by following the instructions provided in the Notice, the proxy card or email notification.

•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•	At the Annual Meeting. You may also vote in person at the Annual Meeting. For more information, see “What do I need to attend the Annual Meeting?”

If I am a beneficial owner of shares held in street name, how do I vote?
If you are a beneficial owner of shares held in street name, you may vote:

•
Via the Internet. You may vote by proxy via the internet by visiting www.proxyvote.com and entering the control number found in your Notice or voting instruction form. The availability of internet voting may depend on the voting process of the organization that holds your shares.

•
By Telephone. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll-free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•
By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

•
At the Annual Meeting. You may also vote at the Annual Meeting if you obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

What do I need to attend the Annual Meeting?
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the Record Date. Admission will begin at 8:30 a.m., Eastern Daylight Time, on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership (including a "legal proxy" if a beneficial owner) as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. Stockholders may request directions to the Company’s offices in order to attend the Annual Meeting by calling (203) 861-0900.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, are present in person or represented by proxy at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum. If there is no quorum, the Company may adjourn the Annual Meeting to another date to solicit additional proxies.
How are proxies voted?
All shares represented by valid proxies received by the time specified or otherwise prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders, Stuart Rosenstein and Christopher Kitchen, will vote your shares on all matters presented for vote at the Annual Meeting in the manner recommended by the Board or, if no recommendation is made by the Board, as the proxy holders may determine in their discretion.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Broker non-votes and abstentions will, however, be counted towards determining whether or not a quorum is present.
Which proposals are considered “routine” or “non-routine”?
The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2019 (Proposal Three) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal Three.
The other proposals, the election of three Class II directors (Proposal One), and the stockholder proposal requesting that the Company initiate the appropriate process to adopt a majority voting standard in uncontested director elections (Proposal Two), are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal One and Proposal Two.
How many votes are needed to approve each proposal?
Proposal One. The election of each Class II director will require the affirmative vote of a plurality of the votes cast by the holders of record of capital stock entitled to vote in the election of such directors present in person or represented by proxy at the Annual Meeting. "Plurality" means that the nominees who receive the largest number of votes cast "for" are elected as directors. You may vote "for" or "withhold" on each of the nominees for election as director. As a result, any shares not voted "for" a particular nominee (including as a result of a "withhold" vote or a broker non-vote as described above) will not be counted in such nominee's favor and will have no effect on the outcome of the election.
Proposal Two: The stockholder proposal requesting that the Company initiate the appropriate process to adopt a majority voting standard in uncontested director elections will require the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as votes against the matter. Broker non-votes will have no effect on the outcome of the vote.
Proposal Three: The ratification of RSM US, LLP as the Company's independent registered public accounting firm for 2019 will require the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as votes against the matter.

What does it mean if I receive more than one Notice, proxy card, voting instruction form or email notification?
If you receive more than one Notice, proxy card, voting instruction form or email notification, your shares are registered in more than one name or are registered in different accounts with banks, brokers, other nominees or our transfer agent. Please take action with respect to each Notice, proxy card, voting instruction form and email notification, to ensure that all of your shares are voted.
Can I change my vote?
You may revoke your proxy and change your vote generally at any time before the taking of the vote at the Annual Meeting. No later than 11:59 p.m. on the day before the Annual Meeting, you may change your vote using the internet or telephone methods described above, in which case only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date so long as it is received by May 28, 2019 by 11:59 p.m. ET, or by attending the Annual Meeting and voting in person. Only the latest validly executed proxy that you submit will be counted. However, your attendance at the Annual Meeting in person will not automatically revoke your proxy unless you properly vote at the Annual Meeting in person or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at Townsquare Media, Inc., 240 Greenwich Avenue, Greenwich, Connecticut 06830 prior to the Annual Meeting.
If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote by voting in person at the Annual Meeting if you obtain a legal proxy as described above.
Who will serve as the inspector of election?
A representative from Broadridge Financial Solutions, Inc. (“Broadridge”) will serve as the inspector of election.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.
How will the Company’s directors and officers vote on the proposals?
The directors and executive officers of Townsquare as of the Record Date have informed Townsquare that, as of the date of the filing of this Proxy Statement, they intend to vote all shares of Class A and Class B common stock owned by them “For” Proposal One and Proposal Three and “Against” Proposal Two. As of the Record Date, the directors and executive officers owned, in the aggregate, 756,503 shares of Class A common stock and 770,331 shares of Class B common stock entitled to vote at the Annual Meeting.
Who pays for the expenses of solicitation?
Townsquare’s Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, the Company reimburses brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to its stockholders. Townsquare’s directors, officers and employees may also solicit proxies on its behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Who counts the votes?
The Company has engaged Broadridge as its independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee returns one proxy card to Broadridge on behalf of all its clients.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results are expected to be published on a Current Report on Form 8-K filed within four business days after the Annual Meeting.
Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
The Company’s principal executive offices are located at 240 Greenwich Avenue, Greenwich, Connecticut 06830, and the Company’s main telephone number is (203) 861-0900.
Whom may I contact with questions?
If you have any questions or require any assistance with voting your shares, please contact Broadridge at 1-800-579-1639.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2020 annual meeting of stockholders?

To be considered for inclusion in the proxy statement and proxy card for the 2020 Annual Meeting, written notice of any proposal that a stockholder intends to present at the 2020 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), must be delivered to the Company’s Secretary by mail at 240 Greenwich Avenue, Greenwich, Connecticut 06830, or by email at investors@townsquaremedia.com, and must be received no later than December 17, 2019. To be eligible to be included in the Company’s proxy statement, all proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record. Submitting a stockholder proposal does not guarantee that we will include it in the Company's proxy statement.

Our bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual meeting of stockholders or to bring proposals before an annual meeting other than pursuant to Rule 14a-8 under the Exchange Act. These advance notice provisions require that, among other things, stockholders give timely written notice to the Company’s Secretary regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in our bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2020 Annual Meeting other than pursuant to Rule 14a-8 must provide the information set forth in our bylaws to the Company’s Secretary no later than close of business on February 29, 2020 and no earlier than close of business on January 30, 2020. However, if we hold the 2020 Annual Meeting of Stockholders more than 30 days before, or more than 70 days after, the anniversary of the 2019 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2020 Annual Meeting date, and not later than close of business on (i) the 90th day prior to the 2020 Annual Meeting date or (ii) the tenth day after public disclosure of the 2020 Annual Meeting date, whichever is later.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Multiple Stockholders Sharing the Same Address:
As permitted by Securities and Exchange Commission rules and referred to as "householding", the Company will deliver only one Notice and, if applicable, a single set of Annual Report and other proxy materials, to multiple stockholders sharing the same address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will, upon written or oral request, deliver a separate copy of the Notice and, if applicable, a separate set of Annual Report and other proxy materials, to a stockholder at a shared address to which a single copy was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy in the future. Stockholders of record wishing to receive a separate Notice and, if applicable, a separate set of Annual Report and other proxy materials, in the future or stockholders of record sharing an address wishing to receive a single copy in the future may contact Townsquare Media, Inc., at 240 Greenwich Avenue, Greenwich, Connecticut 06830, telephone: (203) 861-0900.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Class II Director Nominees for Election to the Board:
Listed below are the nominees for election as a Class II director, each of whom currently serves on the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement. Each of the directors listed below has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will serve a three-year term. Should any nominee be unable to accept nomination or election, the persons named as proxies may vote for a substitute nominee recommended by the Board. Alternatively, the Board may leave the position vacant or reduce the size of the Board.

Name	Age as of the Annual Meeting	Position with the Company
Steven Price	57	Executive Chairman of the Board of Directors
Gary Ginsberg	56	Director
David Quick	39	Director
The Board and its Nominating and Corporate Governance Committee believe the skills, qualities, attributes and experience of Mr. Price, Mr. Ginsberg and Mr. Quick provide the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s evolving needs and represent the best interests of the Company’s stockholders. The biographies below describe the skills, qualities, attributes and experiences of Mr. Price, Mr. Ginsberg and Mr. Quick that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors.
Steven Price. Mr. Price co-founded Townsquare in May 2010. He served as the Company’s Chief Executive Officer since its founding in 2010 through October, 2017, and has served as its Executive Chairman since that date. He is also Co-Founder & CEO of 25Madison, a startup studio that invests in and accelerates early-stage startups. Prior to co-founding FiveWire Media Ventures, LLC, an entity formed for the purpose of investing in the Company (“FiveWire”), in January 2009, Mr. Price was a Senior Managing Director at New York-based private equity firm Centerbridge Partners from 2006 to January 2009 and, before that, he held a similar position at Spectrum Equity Investors from 2004 to 2006. Before joining the private equity business, Mr. Price served in the Pentagon as Deputy Assistant Secretary of Defense (Spectrum, Space, and Communications) from 2001 to 2004. Prior to joining the Pentagon, he served as President and CEO of LiveWire Ventures from 1998 to 2001, a software and services company he founded in 1998 with Mr. Rosenstein. Mr. Price was also formerly the President and CEO of PriCellular Corporation, a publicly traded cellular phone operator focused on small to mid-sized markets, which was sold in 1998 for $1.4 billion. Earlier in his career, Mr. Price worked as an attorney at Davis, Polk & Wardwell and as an investment banker at Goldman Sachs. Mr. Price graduated magna cum laude from Brown University where he was elected Phi Beta Kappa, and earned a J.D. from the Columbia University School of Law. Mr. Price is qualified to serve on Townsquare’s Board due to his substantial experience in the Company’s industry and with the Company in particular, and his extensive management experience.
Gary Ginsberg. Mr. Ginsberg joined Townsquare’s Board in 2010. Mr. Ginsberg is the Senior Vice President and Global Head of Communications for Softbank Group Corp. Before joining Softbank in November, 2018, Mr. Ginsberg was Executive Vice President of Corporate Marketing and Communications at Time Warner Inc. Before joining Time Warner in February 2010, Mr. Ginsberg was the Executive Vice President of Global Marketing and Corporate Affairs at News Corporation. Mr. Ginsberg coordinated and executed News Corp.’s global marketing and investor relations programs, as well as its corporate affairs, strategic communications and philanthropic efforts. Mr. Ginsberg joined News Corporation in 1999 as Executive Vice President of Corporate Communications. He was appointed to News Corp.’s Executive Management Committee in 2000 and to the seven-member Office of the Chairman in 2007. Prior to News Corp., Mr. Ginsberg was a managing director at the New York-based strategic consulting firm of Clark & Weinstock. Previously, he was a senior editor and counsel at George, the monthly political magazine, and a former Assistant Counsel to President Clinton. Mr. Ginsberg began his professional career as an attorney with Simpson Thacher & Bartlett. He is a graduate of the Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. He received his undergraduate degree magna cum laude from Brown University, where he was elected to Phi Beta Kappa. Mr. Ginsberg is qualified to serve on Townsquare’s Board due to his substantial experience in the Company’s industry and his strong background in corporate strategy and business development.
David Quick. Mr. Quick joined Townsquare’s Board in 2010. Mr. Quick is a Managing Director at Oaktree Capital Management L.P. ("Oaktree"). Prior to joining Oaktree in 2004, Mr. Quick spent two years as an Investment Banking Analyst at UBS in Los Angeles, gaining experience in mergers and acquisitions, leveraged buyouts, initial public offerings and debt financings. Mr. Quick currently serves on the board of directors of Dayco and Dayton Superior. Mr. Quick received a B.B.A. degree with distinction with an emphasis in finance and accounting from the School of Business Administration at the University of Michigan.

Mr. Quick is qualified to serve on Townsquare’s Board due to his substantial finance and investment banking experience. Mr. Quick has been designated by Oaktree as an “Oaktree Director” pursuant to the Company’s certificate of incorporation and the Stockholders’ Agreement between Oaktree, FiveWire, Mr. Price, Mr. Rosenstein and certain other executive officers (the “Stockholders’ Agreement”).
Directors Continuing in Office:
The following sets forth information regarding the Company’s directors continuing in office. The biographies below describe the skills, qualities, attributes and experiences of the continuing directors that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate for these directors to continue their service on the Board.

Name	Age as of the Annual Meeting	Position with the Company
B. James Ford	50	Director
Stephen Kaplan	60	Director
David Lebow	57	Director
Bill Wilson	51	Chief Executive Officer & Director
B. James Ford. Mr. Ford joined Townsquare’s Board in 2010. Mr. Ford has been a Senior Advisor of the Los Angeles Organizing Committee of the Olympic and Paralympic Games 2028 since 2016.  Prior thereto, Mr. Ford was Managing Director and Portfolio Manager of Oaktree’s Global Principal Group where he was responsible for overseeing all activities of the Global Principal Group, including investment commitments and approvals, client relations and administrative and personnel-related matters. Mr. Ford joined Oaktree in 1996 and was involved in sourcing and executing a number of the firm’s most significant investments and led the group’s efforts in the media and energy sectors prior to being named a portfolio manager in 2006. He also served as a Senior Advisor to Oaktree from 2016 to 2017.  Mr. Ford worked extensively with a variety of Oaktree portfolio companies, including serving on the boards of directors of numerous private and public companies.  Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business. He serves as an active member of the Advisory Council of the Stanford Graduate School of Business and the Children’s Bureau. Through his prior role at Oaktree Capital Management and his service as a director of multiple public and private companies, Mr. Ford brings to our Board management, investment and financial experience and guidance regarding corporate governance matters. Mr. Ford has been designated by Oaktree as an “Oaktree Director” pursuant to the Company’s certificate of incorporation and the Stockholders’ Agreement.
Stephen Kaplan. Mr. Kaplan joined Townsquare’s Board in 2010. Mr. Kaplan is an Advisory Partner of Oaktree and a former Principal and head of Oaktree’s Special Situations Group. Mr. Kaplan joined Oaktree in 1995, having previously served as a managing director of TCW and portfolio manager in the TCW Special Credits Group. Prior to joining TCW in 1993, Mr. Kaplan was a partner with the law firm of Gibson, Dunn & Crutcher and responsible for that firm’s East Coast bankruptcy and workout practice. During his career as an attorney, Mr. Kaplan specialized in transactions involving the purchase and sale of companies undergoing financial restructurings. He currently serves on the board of directors of Regal Entertainment Group. He previously served on the boards of Oaktree Capital Group, LLC, Alliance HealthCare Services, Inc., Genco Shipping and Trading Ltd. and General Maritime Corporation. In addition, he currently serves on the boards of several private companies and nonprofit organizations, including the UCLA Jonsson Comprehensive Cancer Center Foundation and the New York University School of Law Foundation. Mr. Kaplan graduated with a B.S. degree in political science summa cum laude from the State University of New York at Stony Brook and a J.D. from the New York University School of Law. Mr. Kaplan is qualified to serve on Townsquare’s Board due to his substantial management, finance and legal experience. Mr. Kaplan has been designated by Oaktree as an “Oaktree Director” pursuant to the Company’s certificate of incorporation and the Stockholders’ Agreement.
David Lebow. Mr. Lebow joined Townsquare’s Board in 2010. Mr. Lebow is Chief of Staff at Draft Kings, Inc. Prior to joining Draft Kings in April, 2018, Mr. Lebow was an investor, advisor and independent management consultant. Previously, Mr. Lebow was Chief Revenue Officer at YP, overseeing a 3,000-person sales organization, until April 2017. Prior to joining YP in December 2012, Mr. Lebow served as President-Revenue of Group Commerce in NYC, a role he assumed in June 2011. He served as Acting Chief Executive Officer and a director of Oberon Media, Inc. from October 2010 through February 2011 and served as Chief Executive Officer/President of Internet Broadcasting Systems, from July 2007 through June 2010. He also served as a board member of Internet Broadcasting Systems. Mr. Lebow was Executive Vice President and General Manager of AOL Media Networks from 2002 to 2007. In this role, he oversaw the AOL Commerce business, AOL’s advertising operations, and played a large role transforming AOL from a dialup ISP into a consumer web portal. He served as senior vice president of Emmis Communications, a diversified media company. He also oversaw media properties for AMFM/Chancellor Media. In January 2010, he was elected to the Ithaca College Board of Trustees where he serves as Vice Chairman. Mr. Lebow graduated from Ithaca

College in 1983 with a degree in broadcast communications management. Mr. Lebow is qualified to serve on Townsquare’s Board due to his substantial experience in the Company’s industry and his management experience.
Bill Wilson. Mr. Wilson joined Townsquare’s Board in March, 2018. Mr. Wilson joined Townsquare in September 2010 and, prior to his appointment as Chief Executive Officer in January, 2019, served as Co-Chief Executive Officer beginning in October, 2017. Prior to his appointment as Co-Chief Executive Officer, Mr. Wilson served as Executive Vice President and Chief Content & Digital Officer of the Company. Previously, Mr. Wilson was President of AOL Media from 2006 to May 2010 where he had overall responsibility for the Company’s global content strategy. In his nine years at AOL, he also served in a number of roles including President, AOL Programming & Studios and Executive Vice President, AOL Programming. Under his leadership, AOL’s content sites grew to reach more than 75 million monthly unique visitors domestically and over 150 million worldwide. Prior to joining AOL in 2001, Mr. Wilson served as Senior Vice President for Worldwide Marketing at Bertelsmann Music Group (BMG), which he joined in 1992, and was responsible for worldwide marketing including artist, digital and non-traditional marketing across more than 50 countries for the world’s biggest artists including Dave Matthews Band, Outkast, Whitney Houston and Santana. Mr. Wilson graduated summa cum laude from the State University of New York at Stony Brook with a B.A. in economics and a B.S. in business management and earned a M.B.A. with honors in finance and marketing from Rutgers University’s Graduate School of Management. As our Chief Executive Officer (or Co-Chief Executive Officer) since October, 2017, and our Executive Vice President, Chief Content and Digital Officer prior to that, with responsibility for management of our digital operations, Mr. Wilson contributes critical knowledge to the Board regarding day-to-day operations, goals, strategies, performance, effectiveness of the management team, and the corporate culture of the Company.

Corporate Governance:
The Board. Townsquare’s Board consists of seven directors and one vacancy. The authorized number of directors is eight and may be changed by resolution of the Board. Vacancies on the Board can be filled by a resolution of the Board. The Board is divided into three classes, each serving staggered, three-year terms:

•	our Class I directors are Mr. Ford, Mr. Lebow, and Mr. Wilson;

•	our Class II directors are Mr. Price, Mr. Ginsberg and Mr. Quick; and

•	our Class III director is Mr. Kaplan.

As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.
The Board held a total of five meetings during 2018. During 2018, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board on which such person served during the period such person served, except Mr. Ginsberg. Bill Wilson and Dhruv Prasad attended the 2018 annual meeting of stockholders.
Director Independence. The Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment, and affiliations, the Board has determined that Mr. Ginsberg, Mr. Lebow, Mr. Ford and Mr. Kaplan do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and the transactions involving them as described in the section titled “Certain Relationships and Related Transactions.”
Board Leadership Structure. Steven Price, one of our founders and formerly our Chief Executive Officer, serves as Executive Chairman of our Board and presides over meetings of the Board, and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. The Company believes that this leadership structure is appropriate in light of the valuable insight Mr. Price brings to our Company and our Board based on his perspective and experience as one of our founders and our former Chief Executive Officer, as well as his substantial experience in the Company's industry. The Company does not have a lead independent director, but, as noted above, the Board has determined that Mr. Ginsberg, Mr. Lebow, Mr. Ford and Mr. Kaplan are each “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. Generally, every regular meeting of our Board includes an executive session of our independent directors without management present. Mr. Ginsberg has been chosen to preside over each such executive session.

Controlled Company. Certain funds managed by Oaktree control a majority of the voting power of the Company’s outstanding common stock. As a result, the Company is a “controlled company” under the New York Stock Exchange corporate governance standards. As a controlled company, exemptions under such standards free the Company from its obligation to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the Board be “independent directors,” as defined under the rules of the New York Stock Exchange;

•
that the Company have, to the extent applicable, a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of the Compensation Committee and Nominating and Corporate Governance Committee.

Since the Company has availed itself of the “controlled company” exception under the rules of the New York Stock Exchange, the Company's Compensation Committee and Nominating and Corporate Governance Committee are not composed entirely of independent directors. These exemptions do not modify the independence requirements for the Audit Committee, which is composed entirely of independent directors.
There are no family relationships among the Company’s executive officers and directors.
Board Committees. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board has determined that all Audit Committee members are independent under applicable NYSE and SEC rules for committee memberships. The current members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Steven Price	—	—	Chair
B. James Ford	Chair	—	—
Gary Ginsberg	Member	Member	Member
David Lebow	Member	Member	—
David Quick	—	Chair	Member

Audit Committee. The Audit Committee is responsible for, among other matters: (1) appointing, compensating; retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm; (2) discussing with the Company’s independent registered public accounting firm their independence from management; (3) reviewing with the Company’s independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual consolidated financial statements that the Company files with the SEC; (6) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) overseeing the performance of the Company's internal audit function; (8) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (9) reviewing and approving related person transactions. The Audit Committee is currently comprised of Mr. Ford (Chair), Mr. Ginsberg and Mr. Lebow. The Board has determined that Mr. Ford meets the definition of an Audit Committee financial expert and that each of the Audit Committee members meets the requirements for independence and financial literacy under the applicable requirements of the SEC and the NYSE. The designation or identification of a person as an Audit Committee financial expert does not impose upon such person any duties, obligations or liabilities that are greater than those generally imposed on such person as a member of the Audit Committee. The Audit Committee met four times during 2018. The Audit Committee also prepared the Audit Committee Report included in this Proxy Statement.

Compensation Committee. The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between the Company and its executive officers; and (4) administering the Company’s stock plans and other incentive compensation plans. The Compensation Committee may form and delegate authority to subcommittees as appropriate. The Compensation Committee is currently comprised of Mr. Quick (Chair), Mr. Ginsberg and Mr. Lebow. The Compensation Committee met once during 2018. In determining the compensation of named executive officers other than Messrs. Wilson and Prasad, the Compensation Committee receives significant input from Messrs. Wilson, and Rosenstein and, previously Mr. Prasad, and leadership in the human resources department.  Messrs. Wilson, and Rosenstein and, previously Mr. Prasad, have the most involvement in, and knowledge of, the Company’s business goals, strategies and performance, the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. No person provides input with respect to his or her own compensation.  Management also provides the Committee with information regarding the individual’s experience, current performance, potential for advancement, and other subjective factors.  The Committee retains the discretion to modify the recommendations of management and reviews such recommendations for their reasonableness based on individual and Company performance as well as market information. The Compensation Committee also determined to engage Lyon, Benenson & Company, Inc. as its independent compensation consultant for 2018 and approved the terms of such engagement. Among other matters, Lyon, Benenson & Company provided recommendations on an appropriate peer group, peer group benchmarking regarding target annual compensation for all named executive officers and independent directors, as well as detailed information on alternatives for the design and implementation of the named executive officer compensation program.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying and recommending candidates for membership on the Board, including nominees recommended by stockholders, (2) reviewing and recommending the composition of Board committees, (3) overseeing the Company’s code of business conduct and ethics, corporate governance guidelines and reporting and (4) making recommendations to the Board concerning governance matters. The Nominating and Corporate Governance Committee is currently comprised of Mr. Price (Chair), Mr. Ginsberg and Mr. Quick. The Nominating and Corporate Governance Committee did not meet during 2018. After the end of the fiscal year, the Nominating and Corporate Governance Committee recommended to the full Board the nominees named in this Proxy Statement for reelection to the Board.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written charters adopted by the Board. These charters and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics (for the Chief Executive Officer and Senior Financial Officers) are available at www.townsquaremedia.com/equity-investors/corporate-governance-documents. The information on the Company’s website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Risk Oversight. The Board has delegated oversight of Townsquare’s risk management process to the Audit Committee. The other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. Townsquare’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance, and reporting levels. The full Board regularly reviews reports from management on various aspects of our business, including related risks and strategies for addressing such risks.
Code of Business Conduct and Code of Ethics. Townsquare has adopted a written Code of Business Conduct and Ethics (“Code of Business Conduct”) which applies to all of its directors, officers and other employees, including its principal executive officer, principal financial officer and controller. In addition, Townsquare has adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“Code of Ethics”) which applies to its principal executive officer, principal financial officer, controller and other designated members of the Company’s management. Copies of each code are available on the Company’s corporate website www.townsquaremedia.com. The information contained on the Company’s website does not constitute a part of this Proxy Statement. The Company will provide any person, without charge, upon request, a copy of the Company’s Code of Business Conduct or Code of Ethics. Such requests should be made in writing to the attention of General Counsel at the following address: 240 Greenwich Avenue, Greenwich, Connecticut 06830.
Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership of the Company's equity and changes in such ownership with the SEC. Officers, directors and greater than 10% stockholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to the Company, and on written representations from the Company's officers and directors that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors and officers and holders of greater than 10% of a registered class of the Company's equity securities were timely met during the year ended December 31, 2018.

Review, Approval or Ratification of Transactions with Related Persons. The Board has adopted a written policy for approval of transactions by the Audit Committee where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners or an Immediate Family Member of any of the foregoing, and the party to the transaction has or will have a direct or indirect material interest in such transactions. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household of a person. See "Certain Relationships and Related Transactions."
Considerations in Evaluating Director Nominees. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider the current size and composition of the Board and the needs of the Board and the respective committees of the Board. Some of the qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to the Board and the management of the Company based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. Although the Board does not maintain a specific policy with respect to Board diversity, the Board believes that it should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Pursuant to the Stockholders’ Agreement, subject to Oaktree's ownership thresholds the Company has agreed to include in the slate of nominees recommended by the Board for election at each annual or special meeting of stockholders at which directors are to be elected, that number of individuals designated by Oaktree that, if elected, would result in three Oaktree Directors (as defined therein) serving in a separate class of directors on the Board.  Messrs. Quick, Ford and Kaplan are currently those designees See "Certain Relationships and Related Transactions".
The Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board the director nominees for selection.
The Nominating and Corporate Governance Committee will evaluate nominees recommended by the stockholders against the same criteria that it uses to evaluate other potential nominees. The Company did not receive any recommendations for director nominees from stockholders for the Annual Meeting.
Compensation Committee Interlocks and Insider Participation. None of the Company’s executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.
Communications with the Board. Any matter intended for the Board, committee of the Board, or for any individual member or members of the Board, should be directed to the Company’s Secretary at 240 Greenwich Avenue, Greenwich, Connecticut 06830, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.
Executive Officers:
The following sets forth information regarding executive officers of the Company as of the date hereof. Biographical information pertaining to Mr. Price and Mr. Wilson, each of whom is both a director and an executive officer of the Company, can be found in the section entitled “Directors.”

Name	Age as of the Annual Meeting	Position with the Company
Steven Price	57	Executive Chairman of the Board of Directors
Bill Wilson	51	Chief Executive Officer and Director
Stuart Rosenstein	58	Executive Vice President and Chief Financial Officer
Erik Hellum	54	Executive Vice President, Chief Operating Officer, Local Media
Scott Schatz	40	Executive Vice President, Finance, Operations and Technology
Claire Yenicay	35	Executive Vice President, Investor Relations and Corporate Communications
Michael Josephs	43	Executive Vice President, Business Development and Mergers & Acquisitions
Christopher Kitchen	46	Executive Vice President and General Counsel
Stuart Rosenstein, Executive Vice President and Chief Financial Officer. Mr. Rosenstein co-founded Townsquare in May 2010. Prior to co-founding FiveWire in January 2009, Mr. Rosenstein was previously the owner and managing principal from 2004 to January 2009 of AMG Financial, a private lending firm that extended financing and provided collateralized loans and other services principally to the real estate industry. Prior to founding AMG Financial in 2005, he co-founded LiveWire Ventures in 1998 with Mr. Price and served as the company’s Executive Vice President and Chief Financial Officer. Prior to that, he served as the Executive Vice President and Chief Financial Officer of PriCellular Corporation. Mr. Rosenstein started his career at Ernst & Young and was a senior manager at the firm until leaving to join PriCellular in 1990. Mr. Rosenstein earned his B.S. magna cum laude in Business Administration (Accounting) from the State University of New York at Buffalo. He is a member of the American Institute of Certified Public Accountants (AICPA) and the New York Society of Certified Public Accountants.
Erik Hellum, Executive Vice President, Chief Operating Officer, Local Media. Mr. Hellum joined Townsquare in August 2010 following the acquisition of GAP Radio Broadcasting, where he served as President of GAP West from May 2008 to August 2010. Prior to joining GAP West, Mr. Hellum worked at Bonneville International Communications, where he was Vice President/Market Manager of WIL/WRTH in St. Louis, MO from October 2002 to November 2004 and spent 4 years as Vice President/Market Manager of KTAR AM/FM and KPKX in Phoenix, AZ from November 2004 to April 2008. Previously, Mr. Hellum was Vice President-Sales for AM/FM and oversaw Clear Channel’s early cross-platform sales efforts. He began his career at Katz Radio, where he held positions of increasing responsibility in Boston, Philadelphia, Chicago, Los Angeles, and New York. Mr. Hellum received a B.A. from the University of Wisconsin.
Scott Schatz, Executive Vice President, Finance, Operations and Technology. Mr. Schatz co-founded Townsquare in May 2010. Prior to joining the Company, Mr. Schatz spent nearly a decade advising companies on valuations, mergers and acquisitions, and capital raises. Most recently he worked in Bear Stearns’ Technology, Media & Telecom Investment Banking Group where he was responsible for the execution of mergers and acquisitions and capital raising transactions for clients such as Freescale, NTELOS, Cablevision, Digitas and Valassis Communications. Prior to joining Bear Stearns, Mr. Schatz worked as an associate at Brown Brothers Harriman in its Mergers and Acquisitions Group where he was primarily responsible for advising owners of closely held firms in various industries, including: health care services, medical technology, telecom services, marketing & information services and other outsourced business services. Mr. Schatz began his career as an analyst at J.P. Morgan in its Technology, Media & Telecom Investment Banking Group. Mr. Schatz received a B.S. in Electrical and Computer Engineering from Carnegie Mellon University.
Claire Yenicay, Executive Vice President, Investor Relations and Corporate Communications. Ms. Yenicay joined Townsquare in June 2011.  Prior to her current position, she focused on business development and mergers and acquisitions at Townsquare, assisting the Company in completing transactions totaling more than $500 million in aggregate value. Previously, Ms. Yenicay was employed at Oak Hill Capital Partners, a private equity company managing more than $12 billion of capital commitments and co-investments.  While at Oak Hill, Ms. Yenicay held the position of Associate in the Business and Financial Services Group, where she advised companies in an array of industries including business process outsourcing, equipment rental and third-party logistics services.  Prior to joining Oak Hill, Ms. Yenicay worked in the investment banking division of Merrill Lynch, focused on mergers and acquisitions and capital raising for telecom, media and entertainment companies. Ms. Yenicay received a B.S. magna cum laude from Georgetown University.

Michael Josephs, Executive Vice President, Business Development and Mergers & Acquisitions. Mr. Josephs joined Townsquare in March 2013 and has led the Company’s efforts in pursuit of non-traditional acquisition opportunities. Previously, Mr. Josephs was a Managing Director at MESA Securities, an investment bank solely focused on the media and entertainment industry. While at MESA, he sourced and led advisory and financing opportunities for early and growth stage clients. Prior to MESA, he spent ten years in the investment banking divisions of Credit Suisse and Merrill Lynch executing mergers and acquisitions, as well as financing transactions for large cap media and entertainment companies. During his tenure as an investment banker he executed transactions for clients such as Cablevision, Liberty Media, McClatchy, The Thomson Corporation, Univision, Viacom, Vivendi, and YP Holdings. He was named to the Multichannel News 2013 Money All Star list.  Mr. Josephs received a BBA, with Distinction, from the University of Michigan Business School.
Christopher Kitchen, Executive Vice President and General Counsel. Mr. Kitchen joined Townsquare in August 2015. Previously, Mr. Kitchen was an attorney with the law firm Kirkland & Ellis LLP, where he joined as an associate in 2004 and later served as partner from October 2010, until his departure in August 2015. While at Kirkland, Mr. Kitchen represented public and private companies, including several in the communications industry, in a wide variety of transactions, as well as in securities law, corporate governance and general corporate matters. Mr. Kitchen received a B.S. in biochemistry from the University of Illinois and a J.D. from Columbia University School of Law, where he was a Harlan Fiske Stone Scholar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of the Company’s Class A, Class B and Class C common stock as of April 5, 2019 for:

•	each beneficial owner of more than 5% of any class of the Company’s outstanding shares;

•	each of the Company’s named executive officers;

•	each of the Company’s directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or dispositive power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and dispositive power with respect to the shares beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within sixty (60) days of April 5, 2019 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 14,313,844 shares of Class A common stock, 3,011,634 shares of Class B common stock, and 1,636,341 shares of Class C common stock outstanding as of April 5, 2019.
Shares of Common Stock Owned

	Class A(2)		Class B(2)			Class C(2)		Total(3)
Name of Beneficial Owner(1)	Number	Percentage	Number	Percentage		Number	Percentage	Number	Percentage
5% Stockholders
Certain funds managed by Oaktree (4)	10,410,204	45.0%	2,151,373	71.4%		—	—	12,561,577	45.2%
The Madison Square Garden Company (5)	3,208,139	22.4%	—	—	—	—	—	3,208,139	16.9%
Funds affiliated with MSD Capital Management(6)	—	—	—	—		1,636,341	100.0%	1,636,341	8.6%

Directors and Named Executive Officers
B. James Ford (7)	12,135	*	—	—		—	—	12,135	*
Gary Ginsberg (8)	51,991	*	—	—		—	—	51,991	*
Stephen Kaplan (9)	22,135	*	—	—		—	—	22,135	*
David Lebow (10)	45,787	*	—	—		—	—	45,787	*
Steven Price (11)	110,737	*	2,403,498	50.2%		—	—	2,514,235	12.1%
David Quick (4)	—	—	—	—		—	—	—	—

Dhruv Prasad (12)	7,000	*	1,013,255	25.5%		—	—	1,020,255	5.1%
Bill Wilson (13)	1,218,040	8.1%	—	—		—	—	1,218,040	6.2%
Stuart Rosenstein (14)	5,500	*	1,083,520	27.2%		—	—	1,089,020	5.5%
Erik Hellum (15)	240,324	1.7%	—	—		—	—	240,324	1.3%
All Directors and Current Executive Officers as a Group (13 persons) (16)	1,985,253	12.8%	3,762,138	62.7%		—	—	5,747,391	24.8%
* Represents less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Townsquare Media, Inc., 240 Greenwich Avenue, Greenwich, Connecticut 06830.

(2)
Holders of Class C common stock are not entitled to vote on matters to be voted upon by stockholders generally, whereas each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to 10 votes. Holders of Class B common stock and Class C common stock are each entitled to a separate class vote on any amendment of any specific rights of the holders of Class B common stock or Class C common stock, respectively, that does not similarly affect the rights of the holders of Class A common stock. In connection with the transfer of shares of Class B common stock, unless the transferee is an affiliate or related party of Oaktree or FiveWire, such transferred shares automatically convert into an equal number of shares of Class A common stock. In connection with the transfer of shares of Class C common stock, unless prior to such transfer, the transferor or transferee sends a notice to the Company requesting that the shares of Class C common stock remain shares of Class C common stock following such transfer, such transferred shares will automatically convert into an equal number of shares of Class A common stock. Each holder of Class B common stock or Class C common stock is entitled to convert at any time all or any part of such holder’s shares of Class B common stock or Class C common stock, as applicable, into an equal number of shares of Class A common stock. However, to the extent that such conversion or transfer would result in the holder or transferee holding more than 4.99% of the Class A common stock following such conversion or transfer, the holder or transferee shall first deliver to the Company an ownership certification for the purpose of enabling the Company (i) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC rules and regulations and (ii) to seek any necessary approvals from the FCC or the United States Department of Justice. The Company, however, is not required to convert any share of Class B common stock or Class C common stock if the Company in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either such Act.

(3)	Aggregate beneficial ownership of shares of Class A common stock, Class B common stock and Class C common stock. Does not represent voting power.

(4)
Includes 1,513,122 shares of Class B common stock and warrants to purchase 6,199,826 shares of Class A common stock, which are immediately exercisable for a de minimis exercise price per share, directly beneficially owned by OCM POF IV AIF GAP Holdings, L.P. (“GAP Holdings”), 638,251 shares of Class B common stock and warrants to purchase 2,615,154 shares of Class A common stock directly beneficially owned by OCM PF/FF Radio Holdings PT, L.P. (“Radio Holdings”), 230,297 shares of Class A common stock directly beneficially owned by Oaktree FF Investment Fund, L.P. (“FFIF”), 113,265 shares of Class A common stock directly beneficially owned by Second Street Holdings 1, L.P. (“SSH1”), 154,015 shares of Class A common stock directly beneficially owned by Second Street Holdings 2, L.P. (“SSH2”), 449,210 shares of Class A common stock directly beneficially owned by Second Street Holdings 3, L.P. (“SSH3”), 85,478 shares of Class A common stock directly beneficially owned by Second Street Holdings 4, L.P. (“SSH4”), 106,955 shares of Class A common stock directly beneficially owned by Second Street Holdings 5, L.P. (“SSH5”), 263,791 shares of Class A common stock directly beneficially owned by Second Street Holdings 6, L.P. (“SSH6”), 104,940 shares of Class A common stock directly beneficially owned by Second Street Holdings 7, L.P. (“SSH7”) and 87,273 shares of Class A common stock directly beneficially owned by Second Street Holdings 8, L.P. (“SSH8” and together with SSH1, SSH2, SSH3, SSH4, SSH5, SSH6 and SSH7, the “SSH Entities”). Oaktree Capital Group Holdings GP, LLC (“OCGH”) is the general partner of Oaktree Capital Group Holdings, L.P. (“Capital Group LP”) and the manager of Oaktree Capital Group, LLC (“Capital Group LLC”). Capital Group LP is the sole voting shareholder of Oaktree AIF Holdings, Inc. (“AIF Holdings”). Capital Group LLC is the sole shareholder of Oaktree Holdings, Inc. (“Holdings”). AIF Holdings is the general partner of Oaktree AIF Investments, L.P. (“AIF Investments”). Holdings is the general partner of Oaktree Capital Management, L.P. (“OCMLP”). AIF Investments is the general partner of Oaktree Fund GP III, L.P. (“Oaktree GP III”). Oaktree GP III is the sole member of Oaktree Fund GP AIF, LLC (“Fund GP AIF LLC”). Fund GP AIF LLC is the general partner of Oaktree Fund AIF Series, L.P.-Series B (“Series B”), Oaktree Fund AIF Series, L.P.-Series I (“Series I”) and Oaktree Fund AIF Series, L.P.-Series D (“Series D”). Series B is the general partner of OCM Principal Opportunities Fund IV AIF (Delaware), L.P. (“Principal Opportunities”). Principal Opportunities is the sole member of OCM/GAP Holdings IV, LLC (“OCM/GAP”). OCM/GAP is the general partner of GAP Holdings. Series I and Series D are general partners of Radio Holdings. OCMLP is the sole member of PF5 GP, LLC (“PF5 GP”) and the director of Oaktree FF Investment Fund GP Ltd. (“FFIF GP Ltd”). PF5 GP is the general partner of the SSH Entities. FFIF GP Ltd is the general partner of Oaktree FF Investment Fund GP, L.P. (“FFIF GP LP”). FFIF GP LP is the general partner of FFIF. OCGH is a limited liability company managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone (each, an “OCGH Member” and, collectively, the “OCGH Members”). In such capacity, the OCGH Members may be deemed indirect beneficial owners of the securities directly beneficially owned by GAP Holdings, Radio Holdings, FFIF and the SSH Entities. These securities also may be deemed beneficially owned by Mr. Quick by virtue of being an officer of OCMLP, which manages the investments of Principal Opportunities and FFIF. Except to the extent of their respective pecuniary interest, each OCGH Member and each of the general partners, managers, officers and members described above disclaims beneficial ownership of these securities. The address for all of the entities and individuals identified above is c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(5)
These shares are directly held by Madison Square Garden Investments, LLC. Madison Square Garden Investments, LLC is a direct wholly-owned subsidiary of MSG Ventures Holdings, LLC. MSG Ventures Holdings, LLC is a direct wholly-owned subsidiary of MSG Entertainment Holdings, LLC. MSG Entertainment Holdings, LLC is a direct wholly-owned subsidiary of MSG Sports & Entertainment, LLC. MSG Sports & Entertainment, LLC is a direct wholly-owned subsidiary of The Madison Square Garden Company. The address for each of these entities is Two Pennsylvania Plaza, New York, NY 10121.

(6)
Includes 189,493 shares of Class C common stock directly beneficially owned by SOF Investments, L.P. (“SOF Investments”) and 1,446,848 shares of Class C common stock directly beneficially owned by SOF Investments, L.P. - Private V (“SOF Private V”).  MSD Capital, L.P. (“MSD Capital”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own, the securities beneficially owned by, SOF Investments and SOF Private V.  MSD Capital Management LLC (“MSD Capital Management”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital.  Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to have or share voting and/or dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital Management.  Each of Messrs. Fuhrman, Phelan and Lisker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein.  The address for all of the entities and individuals identified above is c/o MSD Capital, L.P., 645 Fifth Avenue, 21st Floor, New York, New York 10012.

(7)	Includes 12,135 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(8)
Includes 26,057 shares of Class A common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions, and 10,000 shares of Class A common stock that can be acquired upon the exercise of options that were fully vested and exercisable upon grant. Includes 12,135 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(9)	Includes 12,135 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(10)
Includes 31,853 shares of Class A common stock that can be acquired upon the exercise of options. Includes 12,135 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(11)
Includes 50,000 shares of Class A common stock and 440,239 shares of Class B common stock held by The Price 1998 Descendant's Trust. Mr. Price, as a trustee of the foregoing trust, may be deemed to have beneficial ownership of the shares of Class A common stock and Class B common stock held by the trust. Mr. Price disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein. Also includes 1,772,226 shares of Class B common stock that can be acquired upon the exercise of options, of which 26,385 options remain subject to certain transfer restrictions. Pursuant to the Stockholders’ Agreement, FiveWire, Mr. Prasad, Mr. Price, Mr. Rosenstein, and Mr. Schatz have granted an irrevocable proxy to Oaktree to vote their shares of Class B common stock, subject to certain ownership thresholds of Oaktree.

(12)
Mr. Prasad is included solely due to his status as a named executive officer. Includes 968,290 shares of Class B common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions. Pursuant to the Stockholders’ Agreement, FiveWire, Mr. Prasad, Mr. Price, Mr. Rosenstein, and Mr. Schatz have granted an irrevocable proxy to Oaktree to vote their shares of Class B common stock, subject to certain ownership thresholds of Oaktree.

(13)
Includes 676,808 shares of Class A common stock that can be acquired upon the exercise of options, of which 26,385 options are subject to certain transfer restrictions. Includes 300,000 shares of restricted Class A common stock that remain subject to vesting.

(14)
Includes 966,307 shares of Class B common stock that can be acquired upon the exercise of options, of which 26,385 options remain subject to certain transfer restrictions. Pursuant to the Stockholders’ Agreement, FiveWire, Mr. Prasad, Mr. Price, Mr. Rosenstein, and Mr. Schatz have granted an irrevocable proxy to Oaktree to vote their shares of Class B common stock, subjmect to certain ownership thresholds of Oaktree.

(15)	Includes 217,308 shares of Class A common stock that can be acquired upon the exercise of options.

(16)
Includes 1,234,750 shares of Class A common stock and 2,979,307 shares of Class B common stock that can be acquired upon the exercise of options that are exercisable upon grant but subject to certain transfer restrictions. Does not include shares held by Dhruv Prasad, who resigned from the Company effective January 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Second Amended and Restated Registration Agreement:

In connection with the Company's initial public offering of shares of Class A common stock in July 2014 (the “IPO”), the Company entered into the Second Amended and Restated Registration Agreement with certain funds managed by Oaktree and certain other of the Company’s equity holders. Under the agreement, Oaktree has the ability to cause Townsquare to register shares of Class A common stock held by Oaktree. In addition, Oaktree and certain other equity holders have the right to participate in certain registrations by Townsquare of its equity securities.
Stockholders’ Agreement:
In connection with the IPO, Townsquare entered into a Stockholders’ Agreement with Oaktree, FiveWire and certain current and former executive officers, including Steven Price, Stuart Rosenstein, Dhruv Prasad and Scott Schatz (the “FiveWire Holders”). Under this agreement, certain funds managed by Oaktree will have the right to designate three director designees to the Board so long as Oaktree beneficially owns at least 33.3% of the number of shares of common stock it held immediately following the IPO. Each of the directors designated by Oaktree has two votes on each matter until Oaktree ceases to beneficially own at least 70% of the number of shares of common stock it held immediately following the IPO.
In addition, for so long as Oaktree beneficially owns at least one-third of the number of shares of common stock it held immediately following the IPO, each FiveWire Holder will take all necessary actions to cause the election of such Oaktree director designees.
Furthermore, pursuant to the Stockholders’ Agreement, each FiveWire Holder has granted to Oaktree an irrevocable proxy to vote their shares of Class B common stock, which shall remain in effect for so long as Oaktree beneficially owns at least 50% of the number of shares of common stock it held immediately following the IPO. Such proxy is assignable by Oaktree to any single transferee, or group of affiliated transferees, of all of the shares of common stock beneficially owned by Oaktree immediately following the IPO.
Selldown Agreement:

In connection with the IPO, Townsquare entered into the Selldown Agreement, pursuant to which the FiveWire Holders and certain other members of management were subject to certain restrictions on sales of the common stock held by them. Pursuant to the terms of the Selldown Agreement, the FiveWire Holders and management members were generally restricted from transferring a specified percentage (which was expected to range between 50% and 100%) of the shares of common stock held by them at the closing of the IPO. If Oaktree sold a portion of the shares of common stock or warrants to purchase common stock that it held (the percentage of shares and warrants, collectively, held by Oaktree at such time that it sells in such a transaction, referred to as the “Sale Percentage”), the FiveWire Holders and management members were permitted to sell a percentage of the shares of common stock and warrants held by them, up to an amount equal to the Sale Percentage. Under the Selldown Agreement, approximately 50%, 100%, and 100% of the shares of Class B common stock held by FiveWire, Mr. Price, and Mr. Rosenstein, respectively, were subject to the foregoing restrictions on transfer, and approximately 57% of the shares of Class A common stock held by Mr. Wilson were subject to these restrictions. The Selldown Agreement terminated on July 29, 2017.

25Madison Services Agreement:

In January, 2019, the Company entered into a services agreement (the “25Madison Agreement”) to provide various support services to 25Madison, LLC, an investment fund in which Steven Price and Gary Ginsberg are two of several managing partners.

Under the 25Madison Agreement, the Company provides human resources, accounting and information technology support, as well as business development and engineering consulting and advisory services. The services are subject to reasonable limitations as determined by the Company and not to interfere with employees’ performance of their regular duties. In exchange, 25Madison pays the Company a fee of $15,000 per month, subject to adjustment as mutually agreed between the parties.

The 25Madison Agreement contains customary mutual confidentiality provisions, as well as an employee non-solicitation provision restricting 25Madison from soliciting Company employees for the term of the agreement plus 12 months thereafter. It also provides that 25Madison will offer the Company certain investment opportunities that 25Madison pursues in areas in which the Company has businesses.

The 25Madison Agreement has a one-year term, subject to automatic renewal for one-year periods unless either party provides notice of its intention not to renew at least 30 days prior to the end of the current term. The 25Madison Agreement can also be terminated for any reason by either party upon five days’ written notice.
Outstanding Warrants:
The Company has issued warrants exercisable for shares of Class A common stock to certain of its investors, including funds advised by Oaktree. The warrant holders are entitled to substantially identical economic rights, including dividends if any, as if they held the underlying shares of Class A common stock and are also entitled to antidilution rights in certain events, including but not limited to stock dividends, splits or combinations. Each warrant entitles the holder to one share of Class A common stock for an exercise price of $0.0001 per share and are exercisable at the holder’s option at any time upon delivery, prior to the expiration date, of the warrant accompanied by payment of the exercise price for the number of shares with respect to which the warrant is being exercised. As of April 5, 2019, the Company has approximately 9 million in warrants to purchase shares of Class A common stock outstanding, 8,814,980 of which are held by Oaktree.

Indemnification of Directors and Officers:
The Company has entered into indemnification agreements with each of its current and former directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with future directors and executive officers.

Board Observer Rights:
In connection with the purchase by The Madison Square Garden Company (“MSG”) of the shares of common stock previously held by GE Capital, the Company granted MSG the right to have one observer attend meetings of the Board and its committees, for so long as MSG and its affiliates collectively own at least 75% of the number of shares of common stock, of the Company that MSG and its affiliates held as of the date of MSG’s purchase. The Company also agreed to indemnify MSG’s Board observer to the same extent and in the same manner as the Company indemnifies its non-employee members of the Board.

EXECUTIVE COMPENSATION
The following discussion and tabular disclosure describes the material elements of compensation for the Company’s principal executive officers and the next two most highly compensated executive officers as of December 31, 2018 (collectively, the “NEOs”). The NEOs for 2018 were Dhruv Prasad, Bill Wilson, Stuart Rosenstein and Erik Hellum.

Summary Compensation Table for 2018 and 2017:
The following table sets forth information concerning the total compensation received by, or earned by, each of the NEOs during the past two fiscal years.

Name and principal position	Year	Salary	Bonus(1)	Stock Awards		Option Awards		All Other Compensation(2)	Total
Dhruv Prasad, Former Co-Chief Executive Officer(3)	2018	$750,000	$400,000	$—		$1,039,500	(4)	$46,262	$2,235,762
	2017	$623,702	$300,000	$—		$—		$28,042	$951,744
Bill Wilson, Chief Executive Officer(3)	2018	$966,667	$500,000	$2,524,000	(4)	$1,134,000	(4)	$54,768	$5,179,435
	2017	$858,147	$500,000	$—		$—		$33,814	$1,391,961
Stuart Rosenstein, Executive Vice President and Chief Financial Officer	2018	$750,000	$450,000	$—		$174,500	(4)	$135,940	$1,510,440
	2017	$710,557	$450,000	$—		$—		$123,379	$1,283,936
Erik Hellum, Executive Vice President, Chief Operating Officer - Local Media	2018	$625,000	$475,000	$—		$80,000	(4)	$22,592	$1,202,592
	2017	$520,833	$175,000	$—		$289,000		$21,696	$1,006,529

(1) The bonuses paid to each of the NEOs are discretionary cash bonuses granted by the Board based upon an annual review of their performance for the year.

(2)
The narrative and chart below under “All Other Compensation” sets forth information regarding all other types of compensation provided to each of the NEOs for the fiscal years ended December 31, 2018 and 2017.

(3)
Mr. Prasad and Mr. Wilson were appointed as Co-Chief Executive Officers on October 16, 2017. Prior to their appointment as Co-Chief Executive Officers, Mr. Prasad was the Executive Vice President, Live Events and Mr. Wilson was the Executive Vice President and Chief Content & Digital Officer of the Company. Amounts on the Summary Compensation Table for 2017 include their compensation in these roles. Mr. Prasad and Mr. Wilson were also appointed to the Board as directors as of March 1, 2018. Neither Mr. Prasad nor Mr. Wilson receive any compensation for their service as directors on the Board. Effective January 31, 2019, Mr. Prasad resigned from his positions with the Company and Mr. Wilson is now the Company’s sole Chief Executive Officer.

(4)
These amounts reflect the grant date fair value of stock options and restricted stock granted during 2018. The grant date fair value of stock options granted in 2018 was determined in accordance with ASC 718 using the Black-Scholes option pricing model and valuation assumptions specified in Note 9- Stockholders' Equity of our financial statements included in the Annual Report on Form 10-K. Each of the NEOs exchanged eligible stock options pursuant to the stock option exchange completed by the Company in 2018, however because the option exchange resulted in the issuance of a lesser number of options with approximately identical fair value as the options tendered for exchange, no incremental fair value was received by the NEOs as a result thereof. See the discussion of the Company’s stock option exchange on page 21. The grant date fair value of the restricted stock granted in 2018 was determined by the closing stock price of the Company's common stock as of the day prior to the grant date.

Narrative Disclosure to Summary Compensation Table:
Bonus:
In connection with the IPO, the Company adopted the Townsquare Media, Inc. Annual Performance Plan (the "Annual Bonus Plan"). The Annual Bonus Plan provides for the grant of bonus awards to employees of the Company and/or its subsidiaries and is administered by the Compensation Committee. The Compensation Committee, in its sole discretion, grants bonus awards to participants in whole or in part in cash, common stock, or other property, based on any or all of the following: (i) attainment of time-based vesting conditions, (ii) attainment of any performance goal established by the Compensation Committee with respect to any performance period; or (iii) the Compensation Committee's evaluation of a participant's individual performance for the Company and/or its subsidiaries. The bonus reflected in the table awarded to each NEO is a discretionary cash bonus awarded annually by the Board that is subject to annual review. The Board, in its sole and complete discretion, determines the amount of the bonus based on employee performance for the year.

Stock and Option Awards:
The option grants made to our NEOs in May, 2018 vest 25% on each of the first four anniversaries of the grant date, and the option grants made to our NEOs in November, 2018, vest 50% on each of the third and fourth anniversaries of the grant date.  Mr. Wilson’s restricted stock grant vests 25% on each of the first four anniversaries of the grant date.

Option Exchange:
In June, 2018, a special committee of the Board and the holders of a majority of the voting power of the Company’s issued and outstanding shares of common stock approved a one-time stock option exchange program (the “Option Exchange”).
On July 18, 2018, the Company commenced an offer to eligible executive officers, employees and directors to exchange certain outstanding eligible options to purchase shares of our common stock for new options covering a lesser number of shares of our common stock exercisable at a lower price (the “Option Exchange”).
On August 17, 2018, the Option Exchange was consummated, and pursuant thereto eligible option holders tendered, and Townsquare accepted for cancellation, options to purchase approximately 7.5 million shares of Townsquare common stock and granted to eligible tendering option holders replacement options to purchase approximately 2.8 million shares of Class A common stock and approximately 3.8 million shares of Class B common stock in exchange for the cancellation of the tendered eligible options. The exercise price per share of the replacement options granted in the exchange offer was $8.74, the closing price of Townsquare’s Class A common stock as reported on the New York Stock Exchange on August 16, 2018 plus $0.50. The Option Exchange resulted in the grant of replacement options with a fair value, for accounting purposes, approximately equal to the fair value of the eligible options that were tendered for cancellation. Replacement options granted as part of the Option Exchange retained their original vesting schedule. Since none of the NEOs received any incremental fair value in connection with the Option Exchange, no amounts are included in the Summary Compensation Table for the Option Exchange.
As set forth below in the table of Outstanding Equity Awards at Fiscal Year End, our NEOs tendered their eligible options into the Option Exchange, and as a result, their options granted prior to January 1, 2018 (except for Mr. Hellum’s December, 2017 grant) were cancelled and exchanged for a lesser number of replacement options that carry an exercise price of $8.74 per share.

All Other Compensation:
The Company maintains for the benefit of its United States employees a 401(k) Retirement and Savings Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Townsquare’s employees are eligible for participation in the plan after completing three months of service with the Company once they have attained age 21. Employees may make pre-tax contributions of up to the lesser of 60% of such employee’s compensation or the maximum amount permitted under the Code. Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 70.5, disposition of substantially all of the Company’s assets or upon financial hardship. The plan also provides for loans to participants. No loans to executive officers exist as of the date of this filing.

Name	Year	Commuting(1)	Tax Gross-Up Payments(2)	Healthcare and Other Benefits(3)	Total
Dhruv Prasad	2018	$18,000	$—	$28,262	$46,262
	2017	$—	$—	$28,042	$28,042
Bill Wilson	2018	$18,000	$—	$36,768	$54,768
	2017	$—	$—	$33,814	$33,814
Stuart Rosenstein	2018	$18,000	$15,500	$102,440	$135,940
	2017	$18,000	$10,000	$95,379	$123,379
Erik Hellum	2018	$9,456	$—	$13,136	$22,592
	2017	$9,456	$—	$12,240	$21,696

(1)	The commuting benefits column represents the annual automobile allowance granted to each NEO.

(2)	Reflects tax gross-up payments to Mr. Rosenstein in 2017 and 2018 to offset a tax liability arising from commuting benefits received from the Company.

(3)
The healthcare and other benefits column represents the cost of insurance premiums for the health insurance of each of the NEOs and matching 401(k) contributions. For Mr. Rosenstein, it also includes amounts paid in respect of association dues.

Employment Agreements:

See “Executive Compensation-Agreements with Named Executive Officers” below for a description of our agreements with the NEOs.

Outstanding Equity Awards at December 31, 2018:
The following table sets forth certain information with respect to outstanding equity awards of the NEOs as of December 31, 2018.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Dhruv Prasad (1)	5/31/2018	—	550,000	$6.31	(4)	5/31/2028	—	—
	1/26/2016	—	94,876	$8.74	(2) (7)	1/26/2021	—	—
	8/19/2015	87,950	—	$8.74	(3) (6)	8/19/2025	—	—
	7/25/2014	391,420	—	$8.74	(3) (6)	7/25/2024	—	—
Bill Wilson	5/31/2018	—	600,000	$6.31	(4)	5/31/2028	400,000	1,632,000	(5)
	1/26/2016	—	94,876	$8.74	(2) (7)	1/26/2021	—	—
	8/19/2015	87,950	—	$8.74	(3) (6)	8/19/2025	—	—
	7/25/2014	391,420	—	$8.74	(3) (6)	7/25/2024	—	—
Stuart Rosenstein	11/8/2018	—	50,000	$6.25	(7)	11/8/2028	—	—
	5/31/2018	—	50,000	$6.31	(4)	5/31/2028
	1/26/2016	—	166,034	$8.74	(2) (7)	1/26/2021
	8/19/2015	87,950	—	$8.74	(3) (6)	8/19/2025	—	—
	7/25/2014	782,840	—	$8.74	(3) (6)	7/25/2024	—	—
Erik Hellum	11/8/2018	—	50,000	$6.25	(7)	11/8/2028	—	—
	12/21/2017	—	100,000	$8.24	(7)	12/21/2027	—	—
	1/26/2016	—	71,157	$8.74	(2) (7)	1/26/2021
	7/25/2014	181,730	—	$8.74	(3) (6)	7/25/2024	—	—

(1)
Pursuant to Mr. Prasad’s separation agreement with the Company, 75% of his unvested options vested in full on February 8, 2019, and each of his outstanding options will remain exercisable until the earlier of the option’s expiration date or January 31, 2021. Because this vesting occurred following fiscal year end, the table does not reflect such change. See “Executive Compensation-Agreements with Named Executive Officers” below.

(2)
Pursuant to the Company’s Option Exchange, which became effective on August 17, 2018, the NEO tendered a larger number of options with an exercise price of $8.96 in exchange for these options with an exercise price of $8.74 per share. The grant date shown in the above table reflects the original issuance date of the respective options.

(3)
Pursuant to the Company’s Option Exchange, which became effective on August 17, 2018, the NEO tendered a larger number of options with an exercise price of $9.63 in exchange for these options with an exercise price of $8.74 per share. The grant date shown in the above table reflects the original issuance date of the respective options.

(4)	These options vest 25% on each of the first four anniversaries of the grant date

(5)	Market value based on the closing price of the Company’s Class A common stock on December 31, 2018 of $4.08 per share.

(6)
These options were fully vested upon grant, subject to restrictions on transfer that lapse with respect to 20%, 25%, 25% and 30% of the options and underlying shares upon the first, second, third and fourth anniversaries of the grant date, respectively.

(7)	Each of these options vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date.
Annual Performance Bonus Plan:
Under the Annual Bonus Plan, unless otherwise agreed by the Compensation Committee, an employee must be employed by the Company and/or its subsidiaries on the applicable date of payment of a bonus award in order to receive payment.

Retirement Benefits:
The Company maintains for the benefit of its United States employees a 401(k) Retirement and Savings Plan, which is a defined contribution plan under Sections 401(a) and 401(k) of the Code. See "Executive Compensation - Narrative Disclosure to Summary Compensation Table - All Other Compensation."

2014 Omnibus Incentive Plan:
In connection with the IPO, the Company adopted the 2014 Incentive Plan. The 2014 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of the Company or its subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the 2014 Incentive Plan. The purpose of the 2014 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2014 Incentive Plan.
Administration:
The 2014 Incentive Plan is administered by the Compensation Committee. Among the Compensation Committee’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2014 Incentive Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2014 Incentive Plan as it deems necessary or proper. The Compensation Committee has the authority to administer and interpret the 2014 Incentive Plan, to grant discretionary awards under the 2014 Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the 2014 Incentive Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the 2014 Incentive Plan to the Company’s executive officers.
Available Shares:
The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2014 Incentive Plan or with respect to which awards may be granted may not exceed 12,000,000 shares, including shares of Class A common stock and Class B common stock underlying options granted in connection with the IPO. The number of shares available for issuance under the 2014 Incentive Plan are subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, the Company may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares that are available for issuance under the 2014 Incentive Plan may be, in whole or in part, either authorized and unissued shares of the Company’s common stock or shares of common stock held in or acquired for the Company’s treasury. In general, if awards under the 2014 Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Incentive Plan.

Eligibility for Participation:
Members of the Company’s Board, as well as employees of, and consultants to, us or any of the Company’s subsidiaries and affiliates are eligible to receive awards under the 2014 Incentive Plan.

Award Agreement:
Awards granted under the 2014 Incentive Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Stock Options:
The Compensation Committee may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10% stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of the Company’s common stock at the time of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.

Restricted Stock:
The Compensation Committee may award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.
Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.
If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Incentive Plan and are discussed in general below.
Other Stock-Based Awards:
The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock and deferred stock units under the 2014 Incentive Plan that are payable in cash or denominated or payable in or valued by shares of the Company’s common stock or factors that influence the value of such shares. The Compensation Committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Incentive Plan and discussed in general below.
Change in Control:
In connection with a change in control, as defined in the 2014 Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2014 Incentive Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of the Company’s common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of the Company’s common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may provide for accelerated vesting or lapse of restrictions of an award at any time.
Option awards held by our NEOs are subject to the terms of the 2014 Incentive Plan and are each governed by an award agreement evidencing such award. The award agreements set forth the terms and conditions of each respective option and, among other things, outline the effect of a change in control of the Company on outstanding awards.
The option awards granted to the NEOs in 2014 and 2015 were fully vested upon grant but remain subject to transfer restrictions that lapse with respect to 20%, 25%, 25% and 30% of the option and underlying shares upon the first, second, third and fourth anniversaries of the grant date, respectively. Upon a change in control, the transfer restrictions with respect to these options and the underlying shares would lapse in full. Our NEOs also hold option awards granted in 2016, 2017 and 2018. These 2016, 2017 and 2018 options vest in equal portions on each of the third and fourth anniversaries of grant (with the exception of the May, 2018 grants which vest in equal portions on each of the first four anniversaries) but are subject to “single-trigger” vesting and would become fully vested and exercisable in the event of a change in control of the Company.

For purposes of the Company’s 2016, 2017 and 2018 option awards and the 2014 Incentive Plan, a “change in control” generally means one of the following: (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Oaktree), becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a business transaction or a director whose initial assumption of office occurs as a result of either an actual or threatened election or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) a merger or consolidation of the Company or one of its subsidiaries with any other corporation that results in the voting securities of the Company outstanding prior to the transaction no longer representing at least 50% of the combined voting power of the voting securities of the Company or its successor outstanding immediately after such merger or consolidation; or (iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition to a person or persons who beneficially own 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

For purposes of the Company’s 2014 and 2015 equity awards, a “change in control” generally means one of the following: (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Oaktree), becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (iii) a merger or consolidation of the Company or one of its subsidiaries with any other corporation that results in the voting securities of the Company outstanding prior to the transaction no longer representing at least 50% of the combined voting power of the voting securities of the Company or its successor outstanding immediately after such merger or consolidation.

Stockholder Rights:
Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of the Company’s common stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination:
Notwithstanding any other provision of the 2014 Incentive Plan, the Board may at any time amend any or all of the provisions of the 2014 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2014 Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability:
Awards granted under the 2014 Incentive Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards:
The 2014 Incentive Plan provides that awards granted under the 2014 Incentive Plan are subject to any recoupment policy that the Company may have in place or any obligation that it may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.

Agreements with Named Executive Officers:

Messrs. Wilson, Rosenstein and Hellum:

Each of Messrs. Wilson, Prasad and Rosenstein entered into an employment agreement with the Company on October 16, 2017, and Mr. Hellum entered into an employment agreement with the Company on October 25, 2017 (each, an “Employment Agreement”). Each Employment Agreement provides for an initial term of three years and thereafter, the term will extend automatically for consecutive periods of one year unless either party provides notice of non-renewal. The Employment Agreements establish each executive’s initial base salary and target annual bonus at the following levels: for Mr. Wilson, initial annual base salary of $900,000 and a target annual bonus of $500,000; for Mr. Prasad an initial annual base salary of $750,000 and a target annual bonus of $400,000; for Mr. Rosenstein, an initial annual base salary of $750,000 and a target annual bonus of $450,000, and for Mr. Hellum, an initial base salary of $625,000 and a target annual bonus of $500,000, with a minimum of $150,000 for 2017 and $125,000 for 2018 for Mr. Hellum. Mr. Wilson’s Employment Agreement was amended in April, 2018 to provide for an annual salary of $1,000,000 and to provide for his annual cash bonus for each of the Company’s 2018 and 2019 fiscal years to be no less than his target annual bonus.

In the event of termination without “Cause” or resignation for “Good Reason,” each of Messrs. Wilson, Prasad and Rosenstein will be eligible to receive severance benefits including payments equal to one times the sum of the executive’s respective base salary and target annual bonus (two times if the termination occurs within 12 months after a Change in Control (as defined in the 2014 Incentive Plan) or in anticipation of a Change in Control), a prorated portion of the bonus for the year of termination and 12 months of equity acceleration. In the event of his termination without “Cause” or resignation for “Good Reason,” Mr. Hellum will be eligible to receive severance benefits including payments equal to one times the sum of his base salary and the average of his prior three years’ annual bonus, a prorated portion of the bonus for the year of termination and 12 months of equity acceleration. Each of Messrs. Wilson, Prasad, Rosenstein and Hellum are subject to perpetual confidentiality and non-disparagement covenants and customary non-solicitation and non-competition covenants that apply during the executive’s employment with the Company and for a period of twelve months following a termination that occurs during the term of the Employment Agreement.

For purposes of the Employment Agreements, “Cause” means (1) conviction of, or plea of guilty or nolo contendere to any felony or other criminal act involving fraud, moral turpitude or dishonesty; (2) commission of any act of fraud, embezzlement, or theft in dealings with the Company or its affiliates; (3) willful misconduct that is materially injurious to the Company; (4) material violation of Company policies and directives, which is not cured after written notice and a reasonable opportunity for cure; (5) willful and continued refusal by the executive to substantially perform his duties hereunder (other than such failure resulting from the executive’s incapacity due to physical or mental illness) after written notice identifying the deficiencies and a reasonable opportunity for cure; (6) a material violation by the executive of any material provision of the Employment Agreement or any other material covenants to the Company; or (7) habitual intoxication or continued use of illegal drugs.

“Good Reason” is defined in the Employment Agreements as an occurrence of any of the following events or conditions without the executive’s consent that are not cured by the Company (if susceptible to cure by the Company) within thirty (30) days after the executive gives written notice thereof to the Company, provided that such notice must be given to the Company within 30 days of Executive becoming aware of such condition: (1) Any material reduction in the executive’s duties or responsibilities as in effect immediately prior thereto, or assignment of duties materially inconsistent with executive’s title and authority, (2) a material reduction in the executive’s base salary or target annual bonus, (3) a relocation of executive’s primary place of business by fifty (50) miles or more, or (4) any other material breach by the Company of any material provision of the Employment Agreement.

Mr. Prasad:

On December 31, 2018, Mr. Prasad resigned from his positions at the Company effective January 31, 2019 (the “Separation Date”). In connection with his departure, Mr. Prasad entered into a Separation Agreement with the Company (the “Separation Agreement”), whereby (i) he entered into a mutual release with the Company, (ii) within 60 days following the Separation Date, the Company agreed to pay Mr. Prasad the “Accrued Compensation” as defined in Mr. Prasad’s employment agreement, including a pro-rata bonus for January 2019 equal to $38,437.50, (iii) the Company agreed to pay an amount equal to $400,000 in full satisfaction of Mr. Prasad’s annual bonus for 2018, (iv) after the 8th calendar day after Mr. Prasad re-executes the Separation Agreement (the “Second Release Effective Date”), the Company agreed to pay no later than 60th day following the Separation Date cash severance equal to $1,325,000, (v) after the Second Release Effective Date, Mr. Prasad’s options will be treated as follows: (a) 75% of the unvested options will remain outstanding and eligible to vest from the Separation Date through the Second Release Effective Date, and will become fully vested as of the Second Release Effective Date, (b) any unvested options that are not eligible to become vested pursuant to the immediately preceding subclause (a) will be forfeited by Mr. Prasad immediately and for no consideration as of the Separation Date, and (c) Mr. Prasad’s vested options and the unvested options that vest pursuant to subclause (a) shall remain exercisable until the first to occur of the 2nd anniversary of the Separation Date and the original expiration date of such options, and (vi) following the Second Release Effective Date, Mr. Prasad receives reimbursement of the payment of his COBRA premiums through 18 months following the Separation Date. The Second Release Effective Date occurred on February 8, 2019.

Compensation of Directors for 2018:
The table below summarizes the compensation earned or paid to Mr. Ford, Mr. Ginsberg, Mr. Kaplan, Mr. Lebow, Mr. Quick, and Mr. Price for fiscal year 2018. As NEOs compensation earned or paid to Mr. Wilson and Mr. Prasad is fully reflected in the “Summary Compensation Table” above. The Company’s director compensation policy is to pay each director $50,000 in cash annually for his or her board service, plus $25,000 in cash to the chairman of the Audit Committee, and to annually grant each director restricted Class A common stock of the Company with a grant date fair value of $100,000.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($)		All Other Compensation ($)		Total ($)
B James Ford	$75,000		$100,000	—		—		$175,000
Gary Ginsberg	$50,000		$100,000	—		—		$150,000
Stephen Kaplan	$50,000		$100,000	—		—		$150,000
David Lebow	$50,000		$100,000	—	(2)	—		$150,000
David Quick	$—		$—	—		—		$—
Steven Price	$500,000	(3)	$—	—	(2)	122,019	(3)	$622,019
(1) These amounts reflect the grant date fair value of restricted stock granted during 2018, based on the closing price of the Company’s Class A common stock on the day prior to the grant date.

(2)
Pursuant to the Option Exchange, Mr. Lebow and Mr. Price each exchanged their eligible outstanding options for a lesser number of replacement options with a fair value, for accounting purposes, approximately equal to the fair value of the eligible options that were surrendered.

(3)
Mr. Price receives $500,000 in annual salary in his role as Executive Chairman, and in 2018 he received $26,490 in an automobile and commuting allowance, $15,500 in tax gross-up payments to offset a tax liability arising from the automobile allowance received from the Company, and $80,029 in insurance premiums for health insurance paid by the Company and association dues.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2018. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee consists of three members: Mr. Ford (Chair), Mr. Ginsberg and Mr. Lebow. All of the members are independent directors under the NYSE and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at www.townsquaremedia.com/equity-investors/corporate-governance-documents.
In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2018 with the Company’s management and RSM US LLP, the Company’s independent registered public accounting firm (“RSM”) for the year ended December 31, 2018. The Audit Committee has also discussed with RSM the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee also has received and reviewed the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM its independence from the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Members of the Audit Committee

B. James Ford (Chair), Gary Ginsberg and David Lebow

PROPOSALS
Overview of Proposals:
This Proxy Statement contains three proposals requiring stockholder action:

•	Proposal One requests the election of three directors to the Board;

•	Proposal Two is a stockholder proposal requesting that the Company initiate the appropriate process to adopt a majority voting standard in uncontested director elections; and

•	Proposal Three requests the ratification of RSM US LLP as the Company’s independent registered public accounting firm for 2019.

Each proposal is discussed in more detail below.

PROPOSAL ONE - ELECTION OF CLASS II DIRECTORS:

Townsquare's Board consists of seven directors and one vacancy. The authorized number of directors is eight and may be changed by resolution of the Board. Vacancies on the Board can be filled by a resolution of the Board. The Board is divided into three classes, each serving staggered, three-year terms.

The Board has nominated Mr. Price, Mr. Ginsberg and Mr. Quick to be elected to serve as directors until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until such director's earlier retirement, resignation or other termination of service. The remaining directors are in Class I (terms expire at the 2021 annual meeting of stockholders) and Class III (terms expire at the 2020 annual meeting of stockholders). Additional information regarding the director nominees and the remaining directors are set forth in "Directors, Executive Officers and Corporate Governance" above.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the reelection of the Board’s three nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Board may designate a substitute nominee and the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. Alternatively, the Board may leave the position vacant or reduce the size of the Board.
The Board recommends that stockholders vote FOR the election of directors Price, Ginsberg and Quick.

PROPOSAL TWO - STOCKHOLDER PROPOSAL REQUESTING THAT THE COMPANY INITIATE THE APPROPRIATE PROCESS TO ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS:
In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.
The Company has been notified that the California Public Employees' Retirement System, Investment Office, P.O. Box 2749, Sacramento, California 95812-2749, the beneficial owner of at least $2,000 in market value of the Company's common stock on the date the proposal was submitted and for at least the preceding twelve months, intends to present the following proposal at the Annual Meeting:
RESOLVED, that the shareowners of Townsquare Media, Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.
Supporting Statement:
Is accountability by the Board of Directors important to you? As a long-term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.
Under the Company's current voting system, a director may be elected with as little as one affirmative vote because "withheld" votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat directors who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote "against" candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes.
A substantial number of companies have already adopted this form of majority voting. More than 90% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.
Majority voting in director elections empowers shareowners to clearly say "no" to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.
CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company's shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.
Company Opposing Statement:
The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of the Company and our stockholders. The proposal, for a majority voting standard for directors in uncontested elections, is not something that the Board believes is appropriate as part of the Company’s overall corporate governance.

The Company is a “controlled company” under the NYSE corporate governance standards as funds managed by Oaktree control a majority of the voting power of the Company’s outstanding common stock. As a result, these funds would have the voting power to elect directors regardless of whether the Company adopts a majority voting standard. Accordingly, the ultimate outcome of a vote would be the same under both a plurality as well as a majority voting standard so long as these funds continue to control a majority of the voting power of the Company’s outstanding common stock, and a majority voting standard would therefore provide no incremental rights or benefits to our stockholders, while complicating the Company’s corporate governance structure and adding additional risk and creating uncertainty. Furthermore, the Company has had plurality voting in place since the time of its initial public offering in 2014, and the Board believes that this practice has served the Company and its stockholders well. Since becoming a public company, stockholders have supported our directors with the annual vote in favor of the election of all the directors each year in excess of 90% of votes cast.
Under the existing plurality voting standard, stockholders have the ability to express approval or disapproval of corporate policies, strategy and director candidates through withhold votes. Institutional and retail investors could utilize these withhold votes to influence corporate policies and director elections. The use of withhold votes, as opposed to implementation of majority voting, provides the Board with appropriate flexibility to respond as needed to any stockholder dissatisfaction without the risk of corporate governance issues arising from a failed election. In addition, stockholders always have the ability to nominate alternative candidates to the Board and also may make recommendations for nominations directly to the Company's Nominating and Corporate Governance Committee.
For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote “AGAINST” Proposal Two, the stockholder proposal to initiate the appropriate process to adopt a majority voting standard for directors in uncontested elections.
The Board recommends that stockholders vote AGAINST Proposal Two.

PROPOSAL THREE - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019
The Audit Committee has re-appointed RSM US LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2019. RSM US LLP has served as the Company’s independent registered public accounting firm since 2010.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2019. As the Audit Committee has responsibility for the appointment of the independent registered public accounting firm, your ratification of the appointment of RSM US LLP is not necessary. However, in the event of a negative vote on such ratification, the Audit Committee will reconsider its selection for the current year or future years. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of RSM US LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The Board recommends that stockholders vote FOR Proposal Three.

OTHER AUDIT COMMITTEE MATTERS
Principal Accountant Fees and Services:
The following table shows the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2018 and December 31, 2017.

RSM US LLP	2018	2017
Audit Fees(1)	$579,752	$600,000
Audit-Related Fees(2)	$23,100	$22,000
Total Fees	$602,852	$622,000

(1) Audit fees relate to professional services rendered in connection with: (a) the audit of the Company’s annual financial statements; (b) quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q; and (c) audit services provided in connection with other statutory and regulatory filings.
(2) Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2017 and 2018, fees relate to the audit of the Company's 401(k) Retirement and Savings Plan.

Pre-Approval Policies and Procedures:
                It is the Audit Committee’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the Company’s independent registered public accounting firm.  In pre-approving such services, the Audit Committee must consider whether the provision of services is consistent with maintaining the independence of the Company’s independent registered public accounting firm.  The Audit Committee does not delegate this responsibility (or any other Committee function) to Company management.  All services for which the fees listed above were accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2018 and December 31, 2017 were approved in accordance with these pre-approval policies and procedures.

OTHER MATTERS
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with the Board's recommendations or, if no recommendation is made, their discretion.
Dated: April 15, 2019

BY ORDER OF THE BOARD OF DIRECTORS,

Steven Price
Executive Chairman of the Board of Directors

VOTE BY INTERNET - www. proxyvote.com
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR					To withhold authority to vote for any individual
ALL DIRECTOR NOMINEES IN PROPOSAL 1:					nominee(s), mark "For All Except" and write the
1.	Election of Directors - nominees to serve a three-year term:				number(s) of the nominee(s) on the line below.

				For All	Withhold All	For All Except
				☐	☐	☐
Nominees:
	01. Steven Price	02. Gary Ginsberg	03. David Quick

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE FOLLOWING PROPOSAL:							For	Against	Abstain
2.	A stockholder proposal requesting that the Company initiate the appropriate process to adopt a majority
	voting standard in uncontested director elections						☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:							For	Against	Abstain
3.	The Ratification of RSM US LLP as the Independent Registered Public Accounting Firm for the fiscal
	year ending December 31, 2019						☐	☐	☐
NOTE: If no choice is specified, your proxy will be voted FOR each of the nominees in Proposal 1, AGAINST Proposal 2 and FOR Proposal 3

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Annual Report and Stockholder Letter are available at www.proxyvote.com.

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ ____ __ __ __ __ __ __ __ __ __ __ __ ____ __ __ __ __ __ _
TOWNSQUARE MEDIA, INC.
2019 ANNUAL MEETING OF STOCKHOLDERS
240 Greenwich Avenue
Greenwich, CT 06830
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TOWNSQUARE MEDIA, INC.

The undersigned appoints Stuart Rosenstein and Christopher Kitchen as proxies, each with full power of substitution, to vote all shares of
Class A common stock and Class B common stock of Townsquare Media, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2019 Annual Meeting of Stockholders of the Company scheduled to be held on May 29, 2019 at 9:00 a.m.
Eastern Daylight Time at Townsquare Media, Inc., 240 Greenwich Avenue, Greenwich, CT 06830 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Class A common stock and Class B common stock of the Company held by the undersigned, and hereby ratifies and confirms all action that each herein named attorney and proxy, their respective substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" THE
DIRECTOR NOMINEES IN PROPOSAL 1, “AGAINST” PROPOSAL 2 AND "FOR" PROPOSAL 3 AND AT THE DISCRETION OF THE
PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

Continued and to be signed on reverse side